CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated September 1, 2022, and each included in this Post-Effective Amendment No. 83 to the Registration Statement (Form N-1A, File No. 33-10238) of BNY Mellon State Municipal Bond Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated June 22, 2022, with respect to the financial statements and financial highlights of BNY Mellon Connecticut Fund, BNY Mellon Massachusetts Fund, and BNY Mellon Pennsylvania Fund (three of the funds constituting BNY Mellon State Municipal Bond Funds), included in each Fund’s Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

August 23, 2022